                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A


                          AMENDMENT TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) - February 15, 2000



                               EARTHCARE COMPANY
                        Commission file number 000-24685



A Delaware Corporation                              IRS Employer No. 58-2335973


                         14901 Quorum Drive, Suite 200
                              Dallas, Texas 75240
                        Telephone Number (972) 858-6025

        EarthCare Company (the "Registrant") amends and restates the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 15, 2000, as set forth in the pages attached hereto:


Item 7.  Financial Statements and Exhibits

         (a)      Historical Financial Statements of Business Acquired

                  Set forth below are the historical financial statements of International Petroleum Corporation and Related Entities appearing in this report:

                  Report of Independent Accountants                                                      F-1
                  Combined Balance Sheets as of March 31, 1999
                     and 1998 and December 31, 1999 (Unaudited)                                          F-2
                  Combined Statements of Operations for the Years Ended
                     March 31, 1999 and 1998 and for the Nine Month Periods
                     Ended December 31, 1999 and 1998 (Unaudited)                                        F-3
                  Combined Statements of Stockholder's Equity for the Years
                     Ended March 31, 1999 and 1998                                                       F-4
                  Combined Statements of Cash Flows for the Years Ended
                     March 31, 1999 and 1998 and for the Nine-Month Periods
                     Ended December 31, 1999 and 1998 (Unaudited)                                        F-5
                  Notes to Combined Financial Statements                                                 F-6

        (b)       Unaudited Pro Forma Financial Information

        Set forth below is the unaudited pro forma financial information appearing in this report:

                     Unaudited Pro Forma Condensed Combined Balance Sheet
                        as of December 31, 1999                                                          P-2
                     Unaudited Pro Forma Condensed Combined Statement of
                        Operations for the Year Ended December 31, 1999                                  P-3
                     Notes to Unaudited Pro Forma Condensed Combined
                        Financial Statements                                                             P-4

        (c)       Exhibits

                  23.1        Consent of PricewaterhouseCoopers LLP

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a)      Historical Financial Statements of Business Acquired



                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of EarthCare Company

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the combined financial position of International Petroleum Corporation and Related Entities, as defined in Note 2, (the "Company") at March 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





                                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
April 28, 2000

INTERNATIONAL PETROLEUM CORPORATION
AND RELATED ENTITIES
COMBINED BALANCE SHEETS

                                                                   March 31
                                                         -----------------------------       December 31,
                                                            1999              1998               1999
                                                         -----------       -----------       ------------
                                                                                             (Unaudited)
ASSETS

Current assets:
    Cash and cash equivalents                            $    78,754       $    89,205       $   126,182
    Accounts receivable, net of allowances of
         $119,795, $81,003 and $164,480                    3,283,776         2,543,353         3,438,032
    Inventory                                                881,236           791,021           771,899
    Prepaid expenses                                         170,618           164,422           201,161
                                                         -----------       -----------       -----------
    Total current assets                                   4,414,384         3,588,001         4,537,274
                                                         -----------       -----------       -----------

Property and equipment - net                              16,757,078        15,627,079        17,017,648

Other assets                                                 145,313           148,997           142,550
                                                         -----------       -----------       -----------

Total assets                                             $21,316,775       $19,364,077       $21,697,472
                                                         ===========       ===========       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable and accrued expenses                $ 1,537,187       $ 1,445,164       $ 1,797,058
    Current portion of long-term debt                        113,321            93,572           103,574
    Book overdrafts                                          223,585           308,858           274,658
                                                         -----------       -----------       -----------

    Total current liabilities                              1,874,093         1,847,594         2,175,290
                                                         -----------       -----------       -----------

Long-term debt, less current portion                         192,680           298,269           122,586
Advances from Parent                                      19,946,072        17,365,175        19,637,396
Deferred tax liability                                     2,774,656         2,327,741         3,151,137

Stockholder's equity:
    Common stock (Note 8)                                      3,030             3,030             3,030
    Retained earnings (deficit)                           (3,473,756)       (2,477,732)       (3,391,967)
                                                         -----------       -----------       -----------

    Total stockholder's equity (deficit)                  (3,470,726)       (2,474,702)       (3,388,937)
                                                         -----------       -----------       -----------

Total liabilities and stockholder's equity               $21,316,775       $19,364,077       $21,697,472
                                                         ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

INTERNATIONAL PETROLEUM CORPORATION
AND RELATED ENTITIES
COMBINED STATEMENTS OF OPERATIONS


                                        For the Years Ended              For the Nine Months Ended
                                             March 31,                          December 31,
                                    ----------------------------        ----------------------------
                                       1999              1998              1999              1998
                                    ----------        ----------        ----------        ----------
                                                                                  (Unaudited)
Gross revenues                     $23,620,844       $25,146,322       $20,188,524       $18,156,971
                                   -----------       -----------       -----------       -----------
Operating expenses:
  Cost of operations                16,353,062        17,016,421        13,547,809        12,694,210
  General and administrative         3,569,507         2,890,878         2,837,327         2,641,869
  Depreciation and amortization      1,098,190         1,019,212           911,112           804,363
                                   -----------       -----------       -----------       -----------
  Total operating expenses          21,020,759        20,926,511        17,296,248        16,140,442
                                   -----------       -----------       -----------       -----------

Income from operations               2,600,085         4,219,811         2,892,276         2,016,529

Other income (loss)                     (5,263)              982            50,711           (15,123)
Interest expense                    (1,676,245)       (1,569,666)       (1,337,643)       (1,230,914)
                                   -----------       -----------       -----------       -----------

Income before taxes                    918,577         2,651,127         1,605,344           770,492

Income tax expense                     349,059         1,007,428           610,031           292,787
                                   -----------       -----------       -----------       -----------
Net income                         $   569,518       $ 1,643,699       $   995,313       $   477,705
                                   ===========       ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

INTERNATIONAL PETROLEUM CORPORATION
AND RELATED ENTITIES
COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                   Common        Retained
                                   Stock         Earnings
                                  (Note 8)       (Deficit)             Total
                                  --------      -----------         -----------
Balance, March 31, 1997           $3,030        $(2,970,370)        $(2,967,340)

Net income                            --          1,643,699           1,643,699
Dividend to Parent                    --         (1,151,061)         (1,151,061)
                                  ------        -----------         -----------

Balance, March 31, 1998            3,030         (2,477,732)         (2,474,702)

Net income                            --            569,518             569,518
Dividend to Parent                    --         (1,565,542)         (1,565,542)
                                  ------        -----------         -----------

Balance, March 31, 1999           $3,030        $(3,473,756)        $(3,470,726)
                                  ======        ===========         ===========





   The accompanying notes are an integral part of these financial statements.

INTERNATIONAL PETROLEUM CORPORATION
AND RELATED ENTITIES
COMBINED STATEMENTS OF CASH FLOWS

                                                                 For  the Years Ended            For the  Nine  Months Ended
                                                                       March  31,                        December 31,
                                                            -------------------------------      ----------------------------
                                                                1999               1998              1999             1998
                                                            ------------       ------------      ----------       -----------
                                                                                                         (Unaudited)
Cash flows from operating activities:
 Net income                                                 $    569,518       $  1,643,699     $   995,313       $   477,705
 Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                              1,098,190          1,019,212         911,112           804,363
    (Gain) loss on disposal of property                           10,062              1,922              --                --
    Deferred income taxes                                        446,915            438,408         376,481           335,186
    Change in assets and liabilities:
     Accounts receivable                                        (740,423)          (416,798)       (154,256)         (118,505)
     Prepaid expenses                                             (6,196)           (63,061)        (30,543)          (31,119)
     Inventories                                                 (90,215)          (252,442)        109,337           (19,478)
     Other assets                                                     --            (19,893)             --               --
     Accounts payable and accrued expenses                        92,023             29,095         259,871            (5,365)
                                                            ------------       ------------     -----------       -----------
Net cash provided by operating activities                      1,379,874          2,380,142       2,467,315         1,442,787
                                                            ------------       ------------     -----------       -----------

Cash flows from investing activities:
  Cash payments for the purchase of
   property and equipment                                     (2,273,999)        (1,792,062)     (1,168,919)       (1,949,747)
Cash proceeds from the sale of
  property and equipment                                          39,432              7,028              --                --
                                                            ------------       ------------    ------------       -----------

 Net cash used in investing activities                        (2,234,567)        (1,785,034)     (1,168,919)       (1,949,747)
                                                            ------------       ------------    ------------       -----------

 Cash flows from financing activities:
  Net proceeds from (payments on) advances from Parent         1,015,355           (489,519)     (1,222,200)          482,626
  Payments on long-term debt and notes payable                   (85,840)          (138,247)        (79,841)          (70,538)
  Cash overdrafts                                                (85,273)            93,428          51,073           141,413
                                                            ------------       ------------     -----------       -----------
  Net cash provided by (used in) financing activities            844,242           (534,338)     (1,250,968)          553,501
                                                            ------------       ------------     -----------       -----------

Net increase (decrease) in cash and cash equivalents             (10,451)            60,770          47,428            46,541
Cash and equivalents, beginning of period                         89,205             28,435          78,754            89,205
                                                            ------------       ------------     -----------       -----------

Cash and cash equivalents, end of period                    $     78,754       $     89,205     $   126,182       $   135,746
                                                            ============       ============     ===========       ===========

   The accompanying notes are an integral part of these financial statements.

INTERNATIONAL PETROLEUM CORPORATION
AND RELATED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS

1.      ORGANIZATION

        OPERATIONS - International Petroleum Corporation and Related Entities were wholly-owned subsidiaries of World Fuel Services Corporation ("Parent") until February 15, 2000 (See Note 10). The Company collects, blends, and recycles non-hazardous petroleum products and petroleum contaminated liquids. The recycled oil products are sold primarily to industrial and commercial customers throughout the Southern and Mid-Atlantic United States.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

        PRINCIPLES OF COMBINATION - The accompanying financial statements reflect the combined financial statements of International Petroleum Corporation, International Petroleum Corporation of Louisiana, International Petroleum of Maryland, International Petroleum Corporation of Delaware, International Petroleum Corporation of Georgia, International Petroleum Corporation of Lafayette, International Petroleum Corporation of Pennsylvania and International Environmental Services, Inc. The individual entities share common ownership and management and collectively are International Petroleum Corporation and Related Entities (the "Company"). All significant intercompany transactions have been eliminated.

        CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

        INVENTORY - Consists of used, virgin and recycled oil and is valued at the lower of cost or market.

        PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of 10 to 40 years for plant facilities, machinery and equipment, 5 to 7 years for furniture and fixtures, 5 to 10 years for transportation equipment, 5 to 10 years for autos and trucks, 3 to 5 years for computer equipment and 40 years for office buildings. When depreciable property is retired or otherwise disposed of, the related assets and accumulated depreciation are removed from the accounts and any resultant gain or loss is included in operations.

        PREPAID EXPENSES - Prepaid expenses consist of advance payments for licenses and vehicle registrations on transportation vehicles and consulting contracts. Also included are insurance policies for which coverage extends into the following year.

        INCOME TAXES - The accounts of the Company are included in the consolidated income tax return filed by its Parent. The provision for income taxes reflected in these combined financial statements is calculated on a separate company basis using statutory tax rates with the current income tax liability recorded as an increase in Advances from Parent.

        CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and receivables. Concentration of credit risk with respect to trade receivables are limited due to the Company's large number of customers.

        REVENUE RECOGNITION - The Company recognizes revenues as services are provided or upon the shipment of recycled oil to customers.

        USE OF ESTIMATES - In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.      RELATED PARTY TRANSACTIONS

        For the years ended March 31, 1999 and 1998, the Company leased properties from an officer of its Parent company which totaled $103,999 and $99,047, respectively.

        In addition, the Company's Parent performs or administers various services on behalf of the Company. The allocated cost of certain overhead functions such as payroll services, information technology services, telecommunications services, tax services, human resource services, and certain accounting services were charged to the Company in the amounts of $328,413 and $296,400 during the years ended March 31, 1999 and 1998, respectively.

        Costs for insurance totalling $1,248,631 and $1,124,978 were charged to the Company by the Parent during 1999 and 1998, respectively.

        Interest costs totalling $1,648,806 and $1,524,180 were charged to the Company by the Parent related to the advance from the Parent during 1999 and 1998, based on the Parent's bank prime rate.

4.       PROPERTY AND EQUIPMENT

         At March 31, 1999 and 1998, property and equipment consisted of the following:

                                                                        1999            1998
                                                                    ------------    ------------
          Leasehold improvements                                    $    817,820    $    779,911
          Plant facilities, machinery and equipment                   11,940,841      11,387,866
          Furniture and fixtures                                          68,100          67,345
          Transportation equipment                                     7,187,046       5,864,748
          Computer equipment                                             222,882          96,702
          Autos and trucks                                               300,160         194,202
          Office buildings                                             2,114,043       2,114,043
          Land                                                         1,054,006       1,054,006
          Construction-in-progress                                       196,193         230,023
                                                                    ------------    ------------

                                                                      23,901,091      21,788,846
          Less accumulated depreciation and amortization              (7,144,013)     (6,161,767)
                                                                    ------------    ------------

          Property and equipment, net                               $ 16,757,078    $ 15,627,079
                                                                    ============    ============

         Depreciation expense was $1,094,506 and $954,897 for the years ended March 31, 1999 and 1998, respectively.

5.       LONG-TERM DEBT

         Long-term debt consisted of the following at March 31, 1999 and 1998:

                                                                                         1999          1998
                                                                                       --------       -------
          Note payable to bank. Monthly payment of $2,589
           including interest at 6.755%. Note matured in May 1998.
           Note was collateralized by transportation equipment.                       $      --     $   2,573

          Note payable to bank. Monthly payment of $1,735
           including interest at 7.0%. Note matured in May 1998.
           Note was collateralized by transportation equipment.                              --         1,725

          Note payable to bank. Monthly payment of $7,924
           including interest at 8.52%. Note matures in January 2002.
           Note is collateralized by transportation equipment.                          244,801       310,034

          Note payable to bank. Monthly payment of $1,981
           including interest at 8.52%. Note matures in January 2002.
           Note is collateralized by transportation equipment.                           61,200        77,509
                                                                                      ---------     ---------

                                                                                        306,001       391,841
          Less current portion                                                         (113,321)      (93,572)
                                                                                      ---------     ---------

          Total long-term debt                                                        $ 192,680     $ 298,269
                                                                                      ---------     ---------

         Future aggregate annual maturities of long-term debt are as follows as of March 31, 1999:

                  March 31:
                  ---------
                  2000    $ 113,321
                  2001       97,391
                  2002       95,289

6.       LEASE COMMITMENTS

         The Company leases its facilities and certain transportation and office equipment under operating leases. Expiration dates vary throughout. In the normal course of business, operating leases are generally renewed or replaced by other leases.

         Minimum future rental payments for each of the next five years and in the aggregate are as follows:

                  March 31:
                  ---------
                  2000    $ 385,578
                  2001      120,664
                  2002       15,300
                  2003        2,380

         Rent expense under operating leases was $346,845 and $289,650 for the years ended March 31, 1999 and 1998, respectively.

7.       INCOME TAXES

         The components of income tax expense are as follows:

                                         FOR THE YEAR
                                        ENDED MARCH 31,
                                   -----------------------
                                      1999         1998
                                   ----------  -----------
Current expense (benefit)          $ (97,856)  $   569,020
Deferred expense                     446,915       438,408
                                   ---------   -----------
                                   $ 349,059   $ 1,007,428
                                   =========   ===========

         Income tax expense approximates the amounts computed by applying the combined U.S. federal statutory tax rate including applicable state income taxes to pre-tax income.

         The components of the net deferred tax liability include cumulative temporary differences relating to depreciation on property and equipment, accounts receivable allowance, and accrued liabilities.

8.       COMMON STOCK

         Common stock of the combined companies consisted of the following at March 31, 1999 and 1998:

         International Petroleum Corporation: $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding
         International Petroleum Corporation of Louisiana: no par value, 1,000 shares authorized, 250 shares issued and outstanding
         International Petroleum Corporation of Maryland: $1.00 par value, 1,000 shares authorized, 1,000 shares issued and outstanding
         International Petroleum Corporation of Delaware: $.01 par value, 3,000 shares authorized, 3,000 shares issued and outstanding
         International Petroleum Corporation of Georgia: $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding
         International Petroleum Corporation of Lafayette: $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding International Petroleum Corporation of Pennsylvania: $1.00 par value, 1,000 shares authorized, 1,000 shares issued and outstanding International Environmental Services, Inc.: $1.00 par value, 7,500 shares authorized, 250 shares issued and outstanding


9.       CONTINGENCY

         The Company may spend an estimated $1,000,000 sometime in the future, if required to clean up contamination which was present at one of the Company's sites when it was acquired by the Company. The clean-up costs will be capitalized as part of the cost of the site, up to the fair market value of the site.

10.      SUBSEQUENT EVENT

         Effective February 15, 2000, EarthCare Company, ("EarthCare") acquired all of the outstanding capital stock of the Company in exchange for $28,000,000 cash and 750,458 shares of EarthCare common stock. This transaction was consummated pursuant to a Stock Purchase Agreement, dated as of January 12, 2000.

         On April 19, 2000, the Parent filed a Demand For Arbitration against EarthCare. The demand is for damages in the amount of $3,721,201, plus interest, late fees, court costs and attorney's fees. Pursuant to the provisions of a stock purchase agreement between the Parent and EarthCare dated January 12, 2000, the parties have agreed to arbitrate this dispute within Miami-Dade County, Florida. Currently, the outcome of this dispute cannot be determined.

11.      UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

         In the opinion of management of the Company, the December 31, 1999 and 1998 interim financial statements contain all adjustments, none of which were other than normal recurring accruals, necessary to present fairly the financial position of the Company as of December 31, 1999, and the results of their operations and cash flows for the nine-month periods ended December 31, 1999 and 1998. The results of operations for the periods represented are not necessarily indicative of the results of operations to be expected for the full year.

(b)            Unaudited Pro Forma Financial Information

The Unaudited Pro Forma Financial Information required by Article 11 of Regulation S-X is presented herewith:

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On February 15, 2000, EarthCare Company, ("EarthCare") acquired all of the outstanding capital stock of World Fuel Services Corporation's ("WFS") oil recycling services division in exchange for $28.0 million in cash and 750,458 shares of EarthCare common stock. The oil recycling services division consists of International Petroleum Corporation, International Petroleum Corporation of Louisiana, International Petroleum of Maryland, International Petroleum Corporation of Delaware, International Petroleum Corporation of Georgia, International Petroleum Corporation of Lafayette, International Petroleum Corporation of Pennsylvania and International Environmental Services, Inc. The individual entities share common ownership and management and collectively are International Petroleum Corporation and Related Entities ("IPC"). In addition, concurrently therewith, the Company acquired from an officer of WFS certain land for approximately $2.0 million. The cash used to fund the IPC and related land acquisitions was provided by $10.0 million from EarthCare's Credit Agreement and $20.0 million from EarthCare's 12% subordinated notes. IPC operates major recycling centers in Wilmington, DE, Plant City, FL, and New Orleans, LA, and satellite collection centers strategically located near its customer base. IPC collects and receives, directly from customers, nonhazardous used oil, oil filters and oily wastewater.

The actual allocation of the purchase price and the resulting effect on income or loss from operations may differ significantly from the unaudited pro forma amounts included herein. These unaudited pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Unaudited Pro Forma Condensed Combined Financial Statements are subject to change, and the final amounts may differ substantially.

The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 assumes that the acquisition of IPC took place on January 1, 1999, the beginning of the Company's fiscal year. The Unaudited Pro Forma Condensed Combined Balance Sheet gives pro forma effect to the acquisition of IPC as if the transaction occurred on December 31, 1999.

The accompanying unaudited pro forma information is presented for illustrative purposes only and is not indicative of the financial position or results of operations that may be reported in the future. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of EarthCare as reported in the annual Form 10-K and the audited annual and unaudited interim financial statements of IPC included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
At December 31, 1999

                                                                                       IPC Transaction
                                                                                ---------------------------
                                                                   Historical    Historical      Pro Forma           Pro Forma
                                                                   EarthCare        IPC         Adjustments        Consolidated
                                                                 ------------   ------------   ------------       ---------------
Current assets:
  Cash and cash equivalents                                      $    282,003   $    126,182   $         --       $       408,185
  Accounts receivable, net of allowance for doubtful accounts       8,582,145      3,438,032             --            12,020,177
  Prepaid expense                                                   1,882,654        201,161             --             2,083,815
  Other current assets                                                 15,375        771,899             --               787,274
                                                                 ------------   ------------   ------------       ---------------

  Total current assets                                             10,762,177      4,537,274             --            15,299,451

Property and equipment, net                                         30,877,976     17,017,648     2,008,747(a)         49,904,371
Intangibles - net of accumulated amortization                      29,582,485        118,440     16,525,381(d)         46,226,306
Other assets                                                        3,938,054         24,110      1,405,000(b)          5,367,164
                                                                 ------------   ------------   ------------       ---------------

Total assets                                                     $ 75,160,692   $ 21,697,472   $  19,939,128      $   116,797,292
                                                                 ============   ============   =============      ===============
Current liabilities:
  Accounts payable and accrued expenses                          $  8,057,380   $  2,071,716   $         --       $    10,129,096
  Current portion of long-term debt                                   278,434        103,574       (103,574)(c)           278,434
                                                                 ------------   ------------   ------------       ---------------

  Total current liabilities                                         8,335,814      2,175,290       (103,574)           10,407,530

Long-term debt, net of current portion                             47,209,154        122,586     30,611,161 (c)        77,942,901
Advances from Parent                                                       --     19,637,396    (19,637,396)(f)                --
Deferred tax liability                                                     --      3,151,137             --             3,151,137

Stockholders' equity:
  Preferred stock                                                          --             --             --                    --
  Common stock                                                          1,124          3,030         (2,955)(e)             1,199
  Additional paid-in capital                                       37,661,401             --       4,999,925(e)        43,341,326
                                                                                                     680,000(b)
  Retained earnings (deficit)                                     (18,046,801)    (3,391,967)      3,391,967(e)       (18,046,801)
                                                                 ------------   ------------    ------------      ---------------

  Total stockholders' equity                                       19,615,724     (3,388,937)      9,068,937           25,295,724
                                                                 ------------   ------------    ------------      ---------------

Total liabilities and stockholders' equity                       $ 75,160,692   $ 21,697,472    $ 19,939,128      $   116,797,292
                                                                 ============   ============    ============      ===============

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 1999

                                                                   Pro Forma             IPC Transaction
                                                                 Effect of Other   ----------------------------
                                                   Historical         1999         Historical       Pro Forma         Pro Forma
                                                   EarthCare     Acquisitions(a)       IPC         Adjustments       Consolidated
                                                  ------------   ---------------   -----------    -------------      ------------
Revenues                                          $ 41,813,333    $7,394,447       $25,652,397               --      $ 74,860,177
                                                  ------------    ----------       -----------      -----------      ------------

Expenses:
  Cost of operations                                27,601,273     4,492,246        17,206,661               --        49,300,180
  General, administrative, sales and marketing      13,766,694     1,810,745         3,764,965               --        19,342,404
  Depreciation and amortization                      2,663,286       593,873         1,204,939          878,443(b)      5,340,541
  Provision for impairment of intangible assets     11,261,000            --                --               --        11,261,000
                                                  ------------    ----------       -----------      -----------      ------------
  Total operating expenses                          55,292,253     6,896,864        22,176,565          878,443        85,244,125
                                                  ------------    ----------       -----------      -----------      ------------

Income (loss) from operations                      (13,478,920)      497,583         3,475,832         (878,443)      (10,383,948)

Other expense (income):
  Interest expense                                   2,256,373       723,846         1,782,974        1,636,719(c)      6,968,245
                                                                                                        568,333(d)
  Interest income                                      (86,022)           --                --               --           (86,022)
  Other                                                225,845            --           (60,571)              --           165,274
                                                  ------------    ----------       -----------      -----------      ------------

Income (loss) before income taxes and
  extraordinary item                               (15,875,116)     (226,263)        1,753,429       (3,083,495)      (17,431,445)
Income tax provision (benefit)                         571,060            --           666,303         (666,303)(f)       571,060
                                                  ------------    ----------       -----------      -----------      ------------

Income (loss) before extraordinary item           $(16,446,176)   $ (226,263)      $ 1,087,126      $(2,417,192)     $(18,002,505)
                                                  ============    ==========       ===========      ===========      ============

Income (loss) per share
  before extraordinary item:
  Basic and diluted                               $      (1.59)                                                      $      (1.59)
                                                  ============                                                       ============
Average weighted shares
  Basic and diluted                                 10,321,164       261,260                            750,458(e)     11,332,882
                                                  ============    ==========                        ===========      ============

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS


1.       BACKGROUND

EarthCare Company ("EarthCare") was formed to act as a consolidator of nonhazardous liquid waste businesses. From its inception on March 19, 1997 through April 28, 2000, EarthCare has acquired 19 businesses.

2.       HISTORICAL FINANCIAL STATEMENTS

The historical financial statements of the businesses acquired were derived from the respective acquired businesses' financial statements. All acquired businesses have a December 31 year-end, or their financial results have been recast to a December 31 year-end. The audited historical financial statements of IPC are included elsewhere herein and the other 1999 acquired businesses have been audited, as required, and filed previously with the Securities and Exchange Commission.

3.       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

The acquisition of IPC was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of IPC based upon their respective fair values as of the closing date based upon valuations and other studies.

The estimated purchase price and preliminary allocation of the purchase price in excess of the net assets acquired as a result of the acquisition is as follows:


         Purchase price:
           Fair Value of Registered Common Stock Issued                    $  5,000,000
           Cash Paid                                                         30,008,747
           Estimated Sellers Working Capital Adjustment                         219,180
                                                                           ------------
           Total Purchase Price                                            $ 35,227,927
                                                                           ============
         Preliminary Allocation of Purchase Price to Fair Value of
           Net Assets Acquired:
           Working Capital                                                 $    219,180
           Property and equipment                                            19,026,395
           Intangibles                                                       15,982,352
                                                                           ------------

           Total                                                           $ 35,227,927
                                                                           ============

(a) Reflects the adjustment for the allocation of the purchase price of IPC to the estimated fair value of property and equipment purchased.

(b) Reflects debt issue costs of $725,000 associated with $10.0 million drawn from EarthCare's Credit Agreement and warrants to purchase EarthCare common stock valued at $680,000 associated with EarthCare's 12%, $20.0 million subordinated notes, both related to the IPC acquisition.

(c) Reflects $10.0 million of the purchase price and $725,000 for debt issue costs in borrowings from EarthCare's Credit Agreement and $20.0 million from EarthCare's 12% subordinated notes, net of repayment of IPC's debt balances.

(d) Reflects the goodwill recorded by EarthCare in conjunction with its acquisition.

(e) Adjustment to record the issuance of 750,458 shares of EarthCare Common Stock, par value $.0001, to the stockholders of IPC in connection with the acquisition and the adjustment to remove the equity of IPC in conjunction with the acquisition by EarthCare.

(f) Reflects the elimination of advances from IPC's Parent, World Fuel Services, in connection with the IPC acquisition.

4.       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
         ADJUSTMENTS

(a) The other 1999 purchase business acquisitions included in the pro forma financial presentation are as follows:

                            Business                             Date Acquired
         -----------------------------------------------       -----------------
         Reifsneider Transportation, Inc. ("Reifsneider")      March 1, 1999
         Magnum Environmental, Inc. ("Magnum")                 September 1, 1999

(b) Reflects additional goodwill amortization of $795,000 related to the IPC acquisition using a 20-year life and additional depreciation expense of $83,000.

(c) Reflects additional interest expense on the borrowings discussed above related to the IPC acquisition at a weighted average annual rate of approximately 11.1%, net of historical IPC interest expense on intercompany borrowings.

(d) Reflects amortization of debt issue costs related to the IPC acquisition, discussed under note 3(b) above.

(e) Reflects 750,458 shares of EarthCare common stock issued in connection with the IPC acquisition.

(f)      Reflects the elimination of IPC tax expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                EARTHCARE COMPANY
                                   (Registrant)




Date:    April 28, 2000         By:  /s/ Harry Habets
                                    --------------------------------------------
                                    Harry Habets
                                    President and Chief Operating Office



                                By:  /s/ Dan Self
                                    --------------------------------------------
                                    Dan Self
                                    Controller and Chief Accounting Officer

Exhibit Number                             Description
--------------                             -----------
23.1                          Consent of PricewaterhouseCoopers LLP